Exhibit 99.1

Signature Page

MH SUB I, LLC		05/16/2025

By:	/s/ B. Lynn Walsh
Name: B. Lynn Walsh
Title: Secretary

INDIGO INTERMEDIATE CO II, LLC		05/16/2025

By:	/s/ B. Lynn Walsh
Name: B. Lynn Walsh
Title: Secretary

IB AGGREGATOR II L.P.		05/16/2025

By: KKR Indigo Aggregator III GP LLC, its controlling general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR INDIGO AGGREGATOR III GP LLC		05/16/2025

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS FUND XII (INDIGO) L.P.	05/16/2025

By: KKR Associates Americas XII AIV L.P., its general partner

By: KKR Americas XII AIV GP LLC, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES AMERICAS XII AIV L.P.	05/16/2025

By: KKR Americas XII AIV GP LLC, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS XII AIV GP LLC		05/16/2025

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary